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                                                                   EXHIBIT 10.44

                         FIRST AMENDMENT TO AMENDED AND
                     RENEGOTIATED CASINO OPERATING CONTRACT


         This amendment to the Amended and Renegotiated Casino Operating Contract (the "First Amendment") is made and entered into effective as of the 19th day of October, 1999 among the State of Louisiana by and through the Louisiana Gaming Control Board (the "Gaming Board") and Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC" or the "Casino Operator").

                                    RECITALS

         A. On October 30, 1998, the Gaming Board, JCC and Harrah's Jazz Company, a Louisiana general partnership (which has since dissolved in accordance with and as contemplated by the Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code filed by Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company) entered into the Amended and Renegotiated Casino Operating Contract (the "Amended COC"). Any capitalized terms utilized and not defined herein shall have the same meaning as are ascribed to them in the Amended COC;

         B. Effective as of July 9, 1999, the Louisiana Legislature during the 1999 Regular Session by Act No. 1221 enacted into law R.S. 27:271 which, among other things, permits the Gaming Board, during a specified period of time, and subject to an amendment to the Amended COC, to direct that all or portions of the Daily Payments due under the Amended COC be paid by the Casino Operator to the Parish of Orleans and the Compulsive and Problem Gaming Fund, with a corresponding credit given to the Casino Operator for and toward satisfaction of the Minimum Payment;


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         C. The Gaming Board has requested and the Casino Operator has agreed to amend the Amended COC to implement provisions of La. R.S. 27:271, authorizing the Gaming Board to direct that portions of the Minimum Payment (and therefore all or portions of certain Daily Payments) due under the Amended COC be paid by the Casino Operator to the Parish of Orleans and the Compulsive and Problem Gaming Fund (each such directed payment a "Directed Payment" and collectively the "Directed Payments") from the date of this First Amendment through June 29, 2000, provided that, after June 29, 2000, the authorization related to such Directed Payments shall be effective only in the event a future act(s) of the legislature authorizes such Directed Payments to be made on or after June 30, 2000 ("Legislative Authorization"), and only for such period(s) of time authorized by such Legislative Authorization.

         D. The Casino Operator and the Gaming Board have determined that the $3.5 million cost estimate derived in December of 1997, which estimate was used in confecting the Bankruptcy Plan and post-Effective Date budgets submitted to the Bankruptcy Court, is not sufficient to pay the costs associated with the initial suitability and payment of attorney's fees and related costs incurred by the State following the bankruptcy filing in November, 1995.

         E. The parties have agreed that Section 6.1(b) of the Amended COC shall be amended to require the Casino Operator to reimburse the Gaming Board a total of $5.2 million, representing a fair estimate of the incurred and the projected future costs for the initial suitability, litigation and associated fees and expenses, and the initial administrative expenses of the State Police and Attorney General's office. It is further acknowledged and agreed that of the $5.2 million total "Initial Costs," $3.5 million has been paid and the






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remaining $1.7 million due from the Casino Operator is to be deducted from the
$4,812,447.00 credit due, from the Gaming Board to the Casino Operator as provided in Section 6.3(a) of the Amended COC (prior to this First Amendment).

         NOW, THEREFORE, in consideration of the foregoing the parties do hereby agree as follows:

         PARAGRAPH I.1 - AMENDMENTS

                  (a) Section 2.111 of the Amended COC is modified by deleting same in its entirety and substituting the following in its place and stead:

                           2.111 "LOUISIANA CASINO REVENUE ACCOUNT" means an account established in the State Treasury into which the Casino Operator shall deposit or cause to be deposited all required sums (including the Daily Payment and other components of the Louisiana Gross Gaming Revenue Share Payments and Additional Charges) which may become due and payable to the State by and through the Gaming Board pursuant to the Casino Operating Contract (subject to any Daily payments made by the Casino Operator to certain specific accounts at the direction of the Gaming Board pursuant to Section 6.5[b]).

                  (b) Section 6.1(b) of the Amended COC is amended by deleting same in its entirety and substituting the following in its place and stead:

                           6.1(b) SUITABILITY AND OTHER ADVANCES. As consideration for the actual and projected personnel costs incurred by the Gaming Board, State Police and Attorney General personnel related to initial




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                           suitability investigations and costs of opening the
                           Casino as well as the costs of litigation and contract counsel from 1995 to the Casino Opening Date (collectively the "Initial Costs"), it is acknowledged and agreed that the Casino Operator has paid to the Gaming Board Three Million, Five Hundred Thousand and No/100 Dollars ($3,500,000.00). The Initial Costs have been computed at a total of Five Million, Four Hundred Ninety-Three Thousand, Six Hundred Ten and No/100 Dollars ($5,493,610.00). In addition to the Three Million, Five Hundred Thousand and No/ 100 Dollars ($3,500,000.00) previously paid by the Casino Operator as set forth above and suitability fees of Two Hundred Ninety-Three Thousand, Six Hundred Ten and No/100 Dollars ($293,610. 00) that have been and/or, are anticipated to be received by the Gaming Board through the Casino Opening Date, the parties agree that the Casino Operator owes a final balance of One Million, Seven Hundred Thousand and No/100 Dollars ($1,700,000.00) in Initial Costs to be paid as set forth below. The Casino Operator agrees that the Four Million, Eight Hundred Twelve Thousand, Four Hundred Forty-Seven and No/100 Dollars ($4,812,447.00) credit in Section 6.3(b) of the Casino Operating Contract owed by the Gaming Board to the Casino Operator, shall be reduced by One Million, Seven Hundred Thousand and No/100 Dollars ($1,700,000.00) such that the total net credit under Section 6.3(b) of the Casino Operating Contract shall be



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                           Three Million, One Hundred Twelve Thousand, Four
                           Hundred Seventy-Seven and No/100 Dollars
                           ($3,112,477.00), which amount shall be the "Payment Credit."

         (c) Section 6.3(a) of the Amended COC is amended by deleting the existing third to last sentence of Section 6.3(a), by adding language to the existing second to last sentence of Section 6.3(a) and by adding anew sentence immediately prior to the existing last sentence of Section 6.3(a), such that
Section 6.3(a) of the Amended COC is amended by deleting the same in its entirety and substituting the following in its place and stead:

                  6.3(a). The parties intend that at all times during each Fiscal Year, the Gaming Board shall be paid an amount not less than the Daily Payment times the number of Days that have elapsed to date in the Fiscal Year (the "Required Payments"), with a true-up for any Louisiana Gross Gaming Revenue Share Payments in excess of the Minimum Payment to occur at the end of each Fiscal Year; provided however, the Required Payments/Daily Payments shall be suspended if there is an Excusable Temporary Cessation of Business pursuant to Section 2.58(b) hereof (in no event to exceed six [6] months) or a business interruption insurance claim period pursuant to
                  Section 15.3 - "Utilization of Insurance Proceeds." The amount of the Daily Payment in a non-leap Fiscal Year shall be the sum of Two Hundred Seventy-Three Thousand, Nine Hundred Seventy-Two and 60/100 Dollars ($273,972.60). The amount of the Daily Payment in a Fiscal Leap Year shall be the sum of Two Hundred Seventy-Three Thousand, Two Hundred Twenty-Four and 04/100 Dollars ($273,224.04). The Daily






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                  Payment shall be paid each Business Day on the terms provided in Section 6.5 - "Daily Deposits." The Daily Payment for each non-Business Day shall be carried forward without interest and paid on the next Business Day. The Casino Operator shall be entitled to setoff against any Daily Payment to be paid directly into the Louisiana Casino Revenue Account, the amount of any Directed Payment actually paid to the Parish of Orleans and/or to the Compulsive and Problem Gaming Fund pursuant to
                  Section 6.5(b) of the Casino Operating Contract. During the second Full Fiscal Year, the Casino Operator shall be entitled to setoff against each Daily Payment (due during the second Full Fiscal Year), a per them amount equal to Four Million, Eight Hundred Twelve Thousand, Four Hundred Forty-Seven and No/100 Dollars ($4,812,447.00) less the sum of One Million, Seven Hundred Thousand and No/100 Dollars ($1,700,000.00), or a net amount of Three Million, One Hundred Twelve Thousand, Four Hundred Seventy-Seven and No/100 Dollars ($3,112,477.00), divided by the number of days in such second Full Fiscal Year, as a credit for the overpayment of funds previously paid by the Casino Operator to the LEDGC. It is further agreed that this Payment Credit of Three Million, One Hundred Twelve Thousand, Four Hundred Seventy-Seven and No/100 Dollars ($3,112,477.00) may be recovered by the Casino Operator only by virtue of a per diem setoff against Daily Payments during the second Full Fiscal Year as provided hereinabove in this
                  Section 6.3(a), and the Casino Operator hereby waives and renounces any right to assert a claim for recovery of the Three Million,




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                  One Hundred Twelve Thousand, Four Hundred Seventy-Seven and
                  No/100 Dollars ($3,112,477. 00) Payment Credit except as a per diem setoff as provided hereinabove in this Section 6.3(a). Except as provided hereinabove in this Section 6.3(a) - Amount and Payment of Daily Payment, there shall be no abatement in, any right of offset, setoff or recoupment of, or any right to withhold or fail to pay the Daily Payment as required in
                  Section 6.5 - Daily Deposits.

         (d) Section 6.5 of the Amended COC is amended by deleting same in its entirety and substituting the following in its place and stead:

                  6.5     DAILY DEPOSITS.

                          (a) Subject to Section 6.5(b), the State's Daily
                  Payment for each Casino Gaming Day shall be deposited by wire or electronically directly into the Louisiana Casino Revenue Account, or such other account designated by the State by and through the Gaming Board, by 5:00 p.m. Central Standard Time (or Central Daylight Savings Time when in effect in Louisiana) of the next Business Day following the close of that Casino Gaming Day (unless the Gaming Board directs a different method). For example, the State's Daily Payment for the Casino Gaming Day ending 6:00 a.m. on Thursday, June 11, 1998 shall be deposited in the Louisiana Casino Revenue Account by 5:00p.m. on Friday, June 12, 1998.

                          (b) In connection with the obligations of the Gaming
                  Board to annually enter into a casino support services contract with the Parish of Orleans as mandated by La. R.S. 27:247 and to deposit certain monies into






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                  the Compulsive and Problem Gaming Fund as mandated by La. R.S.
                  27:270(A)(2), subject to Legislative authorization, the Gaming Board may direct the Casino Operator to pay all or any portion of the Daily Payment to the Parish of Orleans and/or the Compulsive and Problem Gaming Fund on behalf of the Gaming Board. Nothing in this Section 6.5 shall be deemed to alter the payment obligations of the Casino Operator or any other provisions of the Casino Operating Contract and any such payment directed by the Gaming Board and actually made by the Casino Operator (at the direction of the Gaming Board) as provided in this Section 6.5(b) shall, up to the amount paid, be in satisfaction of and be deemed to be a full or partial Daily Payment (up to the amount actually paid) for purposes of the Casino Operating Contract (and no such set-off against any Daily Payment shall be given to the Casino Operator unless, and only in the amount and to the extent, a Directed Payment is actually paid), and the Casino Operator shall be given credit for any such Directed Payments actually made towards the satisfaction of the Minimum Payment and the Louisiana
                  Gross Gaming Revenue Share Payment. Any references herein to the payment to, or receipt by, the Gaming Board of the Louisiana Gross Gaming Revenue Share Payment, the Minimum Payment or the Daily Payment shall be deemed satisfied to the extent of the Casino Operator's payment of such amounts pursuant to this Section 6.5(b). No Directed Payment shall be made pursuant to this Section 6.5(b) to the Parish of Orleans or the Compulsive and Problem Gaming Fund, except in accordance with (and only to the extent of







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                  and in the amounts set forth in) a written notice to the
                  Casino Operator from the Gaming Board signed by the Chairman or Vice Chairman of the Gaming Board, directing the Casino Operator to make certain payments directly to the Parish of Orleans and/or the Compulsive and Problem Gaming Fund, as applicable. The Casino Operator shall send a written, dated notice to the Gaming Board by telephonic facsimile ("fax") each day that it makes any of the Directed Payments, confirming that it has on the date of such fax made the payment to the Parish of Orleans and/or the Compulsive and Problem Gaming Fund as applicable and set forth the amount thereof.

                          (c) Except as to the Directed Payments (actually paid)
                  nothing in this Section 6.5 shall be deemed to alter or change the legal obligation of the Gaming Board to reimburse the Parish of Orleans on an annual basis for casino support services including, but not limited to, fire, police, sanitation, health, transportation and traffic services or to pay monies to the Compulsive and Problem Gaming Fund. Other than the payment obligations for Directed Payments set forth in this Section 6.5, the Casino Operator shall have no obligation to the Gaming Board or the State to reimburse the Parish of Orleans on an annual basis for casino support services or to pay monies to the Compulsive and Problem Gaming Fund.

                          (d) Nothing in this Section 6.5 shall be deemed to
                  alter or change the legal obligations of the Minimum Payment Guarantors under the Minimum Payment Guaranty or alter HET's and Harrah's Operating obligations under the Completion Guarantee issued to the Gaming Board or with respect to




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                  similar guarantees issued to (i) the City and Rivergate
                  Development, (ii) Bankers Trust Company, as administrative agent, for the benefit of JCC's lenders under its credit agreement entered into in connection with the Plan and as part of the Initial Plan Financing, and (iii) Norwest Bank Minnesota, N.A., as trustee under the indentures governing the new notes and new contingent notes issued in connection with the Plan and as part of the initial Plan Financing (collectively, together with the Completion Guarantee, the "Casino Completion Guarantees").

                          (e) Section 28.15 of the Amended COC is amended by
                  deleting same in its entirety and substituting the following in its place and stead:

                  28.15 NO THIRD PARTY BENEFICIARY. Except as otherwise provided in Article XXIII - "Leasehold Mortgages" or Section 25.4(d) - "Reliance," there shall be no third party beneficiaries of this Casino Operating Contract. No recipient of any payments made by the Casino Operator at the direction of the Gaming Board pursuant to Section 6.5(b) of this Casino Operating Contract shall be a third party beneficiary of the Casino Operating Contract, the Casino Completion Guarantees, the Minimum Payment Guaranty or any other guaranty or surety of payment provided to the Gaming Board or any third party.

            PARAGRAPH I.2 - AFFIRMATION. Except as modified herein, the Amended COC shall remain in fall force and effect.

PARAGRAPH II - REPRESENTATIONS



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         PARAGRAPH II.1 - GAMING BOARD WARRANTIES; DUE AUTHORIZATION. The Gaming
Board warrants to the Casino Operator that it is a duly established State regulatory agency under Louisiana law and pursuant to the Gaming Act is authorized to execute and deliver this First Amendment on its own behalf and on behalf of the State.

         PARAGRAPH II.2 - CASINO OPERATOR WARRANTIES. The Casino Operator warrants and represents that JCC is duly organized and in good standing under Louisiana law and has the full right, power and authority to enter into this First Amendment.

PARAGRAPH III - GENERAL PROVISIONS

         PARAGRAPH III.1 - ENTIRE AGREEMENT. The Amended COC, as modified by this First Amendment, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, whether written or oral.

         PARAGRAPH III.2 - EFFECTIVE DATE. This First Amendment and the amendments provided for herein shall take effect as of the effective date set forth above, and as provided in paragraph C of the Recitals, which are made a part to this First Amendment; provided, however, the authorization related to Directed Payments shall continue to be effective after June 29, 2000, only in the event a future act(s) of the legislature authorizes such Directed Payments to be made on or after June 30, 2000 ("Legislative Authorization"), and only for such period(s) of time authorized by such Legislative Authorization.

         PARAGRAPH III.3 - UNENFORCEABILITY. Any provision of this First Amendment Which is prohibited or unenforceable shall be deemed severed from the Amended COC without invalidating the remaining provisions or affecting the validity or enforceability of






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the remainder of the Amended COC, provided, however, that any Daily Payment
(being a Directed Payment) made by the Casino Operator to the Parish of Orleans or the Compulsive and Problem Gaming fund at the written direction of the Gaming Board in accordance with Section 6.5(b) of the Casino Operating Contract (as amended by this First Amendment), shall be deemed paid by the Casino Operator in satisfaction of the Minimum Payment and Louisiana, Gross Gaming Revenue Share Payments for the Fiscal Year when it is paid notwithstanding any determination that La. R.S. 27:271 is unconstitutional or unenforceable.

         PARAGRAPH III.4 - COUNTERPART EXECUTION. This First Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

         PARAGRAPH III.5 - THIRD PARTIES. None of the obligations hereunder of either the Casino Operator or the Gaming Board shall inure to or be enforceable by any person or entity other than the Casino Operator and the Gaming Board.

         PARAGRAPH III.6 - BINDING EFFECT. This First Amendment shall be binding upon, and shall inure to the benefit of the parties and their respective successors in interest and the permitted assigns of the parties hereto, if any.


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         IN WITNESS WHEREOF the parties hereto have executed this First
Amendment, all effective as of the day and year first above written.

                                  THE STATE OF LOUISIANA, by and through the LOUISIANA GAMING CONTROL BOARD

                                  By:
                                     -------------------------------------------
                                                 Duly authorized

                                  Date:
                                       -----------------------------------------

                                  JAZZ CASINO COMPANY, L.L.C.,
                                  A Louisiana Limited Liability Company

                                  By: /s/ Frederick W. Burford
                                     -------------------------------------------
                                                 Duly authorized

                                  Date: 10/29/99
                                        ----------------------------------------



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                 INTERVENTION IN AND CONSENT TO FIRST AMENDMENT

         Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (each an "Intervenor"), as Minimum Payment Guarantors and as Completion Guarantors, do each hereby individually and in solido agree and consent to the above First Amendment to Amended and Renegotiated Casino Operating Contract ("First Amendment"), and the terms and provisions thereof, and each Intervenor does further acknowledge and agree that neither the First Amendment, nor any of the terms and provisions thereof, shall diminish and/or otherwise affect, any of their respective obligations to the Gaming Board or the State under the LGCB Completion Guarantee, the Initial Unconditional Minimum Payment Guaranty Agreement or any document or instrument, if any, related thereto.

         IN WITNESS WHEREOF the Intervenors have executed this Intervention and Consent, all effective as of the effective date of the above First Amendment.

                                  INTERVENOR(S)
                                  HARRAH'S ENTERTAINMENT, INC.

                                  By: /s/ Stephen Brammell
                                      ------------------------------------------
                                      Duly Authorized Senior Vice President

                                  Date: 11/4/99
                                       -----------------------------------------
                                  HARRAH'S OPERATING COMPANY, INC.

                                  By: /s/ Stephen Brammell
                                      ------------------------------------------
                                      Duly Authorized Senior Vice President

                                  Date:11/4/99
                                       -----------------------------------------